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                                                                    EXHIBIT 3.33

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         TESORO MARINE SERVICES COMPANY

         Tesoro Marine Services Company, a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That by the written consent of all members of the Board of Directors of Tesoro Coastwide Services Company, dated October 6th, 1997, and filed with the minutes of proceedings of said Board of Directors, the Board of Directors of said corporation duly adopted a resolution proposing and declaring advisable a certain amendment to the Certificate of Incorporation of said corporation, and directing that such amendment be submitted for consideration to the shareholder of said corporation. The resolution of the Board of Directors setting forth the proposed amendment is as follows:

RESOLVED,            that the Board of Directors declares it advisable and
                     proposes that Article 1 of the Certificate of Incorporation of Tesoro Marine Services Company be amended so as to read in its entirety as follows:

                     "The name of the corporation is Tesoro Marine Services Holding Company"

         SECOND: That by the written consent of the sole shareholder of said corporation dated October 6th, 1997, and filed with the minutes of proceedings of said corporation, the shareholder voted in favor of said amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation will not be reduced under or by


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reason of said amendment.

          IN WITNESS WHEREOF, said Tesoro Marine Services Company has caused this certificate to be signed by Donald A. Nyberg, its President, and attested by James C. Reed, Jr., its Executive Vice President, General Counsel and Secretary, this 6th day of October, 1997.

TESORO MARINE SERVICES                          TESORO MARINE SERVICES
COMPANY                                         COMPANY
CORPORATE SEAL
DELAWARE
                                                /s/ Donald A. Nyberg
                                                --------------------------------
                                                Donald A. Nyberg
                                                President

ATTEST:



/s/ James C. Reed, Jr.
-----------------------------------------
James C. Reed, Jr.
Executive Vice President, General Counsel
and Secretary


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                          CERTIFICATE OF INCORPORATION

                                       OF

                         TESORO MARINE SERVICES COMPANY

        1.   The name of the corporation is:

                         TESORO MARINE SERVICES COMPANY

        2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of common stock, $1.00 par value.

        5. A director of the corporation is not liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this article does not eliminate of limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.


        6. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.


        7.   The name and mailing address of the incorporator is:

                                              K.  A. Widdoes
                                              The Corporation Trust Company
                                              1209 Orange Street
                                              Wilmington, Delaware 19801

        I, the undersigned, as incorporator and for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of December, 1996.

                                                   K.A. Widdoes
                                    --------------------------------------------
                                                   K. A. Widdoes